EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Monolithic System Technology, Inc.
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64302, 333-104071, 333-118992, and 333-123364) of Monolithic System Technology, Inc. of our reports dated February 24, 2006, relating to the consolidated financial statements and the financial statement schedule, and the effectiveness of Monolithic System Technology, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
San Francisco, California

March 13, 2006